Exhibit (i)(2)

Appendix A
(Dated November 9, 2026)

Funds & Share Classes

Fund	Classes
Conductor Global Equity Value ETF	[no class designation]
CWP Premium Dividend ETF	[no class designation]
CWP Premium Growth ETF	[no class designation]
Holbrook Income Fund	Class A Class I Investor Class
Holbrook Structured Income Fund	Class A Class I Investor Class
Holbrook Total Return Fund	Class A Class I
Hunter Small Cap Value Fund	Class I
Hypatia Women CEO ETF	[no class designation]
Liberty One Defensive Dividend Growth ETF	[no class designation]
Liberty One Spectrum ETF	[no class designation]
Liberty One Tactical Income ETF	[no class designation]
LeaderShares® AlphaFactor® Tactical Focused ETF	[no class designation]
LeaderShares® AlphaFactor® US Core Equity ETF	[no class designation]
LeaderShares® Dynamic Yield ETF	[no class designation]
Recurrent MLP & Infrastructure Fund	Class I
Redwood AlphaFactor Tactical International Fund	Class I Class N
1

Redwood Managed Municipal Income Fund	Class I Class N
Redwood Managed Volatility Fund	Class I Class N Class Y
Redwood Systematic Macro Trend Fund	Class I Class N
Simplify Affinity World Leaders Equity ETF	[no class designation]
Tactical Dividend Momentum Fund	Class A Class C Class I Class R

2